Exhibit 10.4

To:	Steven K. Wachter

From:	Richard A. Smith, Chief Financial Officer/ Chief Operating Officer /s/ Richard A. Smith 7/17/99

Date:	July 19, 1999

Subject:	Outline of Employment Offer to Steven K. Wachter

I am pleased to present the following outline of Advanced Telecommunications, Inc., (ATI) offer to you for the position of Senior Vice President - Sales.

1.              Annual Direct Compensation
Annual compensation will be $130,000.

2.              Incentive Compensation
You will be eligible for an annual performance incentive pay package that could max out at 60% of your annual base pay.  The performance targets will be based on the following metrics:

Revenue

Gross Margin

Consolidated EBITDA

Customer Satisfaction

Performance incentive targets and pay will be assessed and granted quarterly upon completion of the year-end audit, reviewed and approved by the ATI Board of Directors.

Base Plan (30%):  Will represent the Company’s budget on an annual basis.

Target Plan (45%):  Will represent the Company’s budget adjusted as follows:

•                  Revenue = 104% of Budget

•                  Margin = 103% of Budget

•                  EBITDA = 89% of Budgeted Loss

Premier Plan (60%):  Will represent targets above budget that represent truly premier performance.

•                  Revenue = 107% of Budget

•                  Margin = 107% of Budget

•                  EBITDA = 79% of Budgeted Loss

• 730 Second Avenue South • Suite 1200 • Minneapolis, MN 55402 • Phone (612) 376-4400 • Fax (612) 376-4411 •

3.              Option Grants
You will be granted a total of 123,000 stock options broken down as follows:

	Tranche I	Tranche II	Total
Shares	90,000	33,000	123,000
Strike Price	$5.41	$.01	NA

Tranche II options are provided to you in order to replace the value of your Ameritech options and pension if you do not receive them. The options will be earned and vested on your anniversary as follows;

		Share Vesting	Percent Vesting
End of Year	One	24,600	20%
	Two	24,600	20%
	Three	24,600	20%
	Four	24,600	20%
	Five	24,600	20%
	Total	123,000	100%

Should there be a change of control at ATI, all options granted will immediately be earned and vested.

If the existing private equity funding process does not yield a $5.41 per share price, your exercise price will be the lesser of the private equity price per share or $5.41, whichever is lower.

It is the objective of management and our key outside investor (Stolberg, Meehan and Scano) to increase the value of ATI at an annualized rate of at least 30% per year. See the following analysis for the estimated value generated by this grant over the next five (5) years:

Estimated Value of S. Wachter Stock Options

	10% Growth		20% Growth		30% Growth		40% Growth		50% Growth
Initial Grant (123,000 shares)	$.6	M	$1.2	M	$2.0	M	$3.1	M	$4.6	M

Note:  These estimates of the future projected value of the option grant do not imply any guaranteed value - but are based solely on management’s/investor’s expectations and their internal forecasts.

As a key member of the ATI executive team, you will also eligible for additional option grants based on your individual performance and performance of ATI.

4.              Other Benefits
You will also be eligible for a complete range of company benefits, including 401(k) (25% match on the first 6% contributed), health club membership reimbursement (family reimbursement is $35.00 per month), medical coverage, and company paid parking.

5.              Contingencies
This offer is contingent upon successful completion of a physical examination, reference/background checks, and successful negotiation out of any/all applicable non-competes that you may have with your existing company.

6.              Relocation
ATl will provide a relocation package to the Executive that is intended to allow the employee to remain neutral from a compensation perspective. This package will include the following elements:

a)              Out of pocket costs for home search (up to two family trips).

b)             All real estate commissions paid to a third party for sale of the primary dwelling.

c)              Points required to make interest rates equivalent to the current rate that the Executive pays.

d)             Closing costs on the sale and purchase of a primary dwelling.

e)              Temporary living expenses until a residence is occupied in Minneapolis if necessary.

f)                Home travel every two (2) weeks until the Executive’s family is relocated.

g)             All household moving expenses with a licensed national moving company.

h)             One (1) month salary for incidentals, decorating, etc.

Steve - I am looking forward to working with you at ATI and know that under your leadership, the sales effort will add significant value to the shareowners of our Company. After you receive, please call me at (612) 519-6626 to discuss.

Accepted by:	/s/ Steven K. Wachter	Date:	July 20, 1999
Steven K. Wachter

xc: File - Steven K. Wachter